SCHEDULE 14A
             (RULE 14A-101) INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           TEMPLETON DRAGON FUND, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


       --------------------------------------------------------------------
       Name of Person(s) Filing Proxy Statement, other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee  computed  on  table  below  per  Exchange  Act  Rules 14a-6(i)(1)  and
    0-11(s)(2).

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:









                                                TEMPLETON DRAGON FUND, INC.

                                                Broward Financial Centre
                                                500 E. Broward Blvd./Suite 1200
                                                Ft. Lauderdale, FL 33394-3091
 FRANKLIN(R)TEMPLETON(R)INVESTMENTS             Tel  954-527-7500
-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:

For  more  information,   please  contact  Franklin  Templeton   Investments  at
1-800-342-5236. Members of the media should contact Lisa Gallegos at Franklin Templeton Corporate Communications at 650-312-3395.

                           TEMPLETON DRAGON FUND, INC.
               ANNOUNCES RESULTS OF ANNUAL MEETING OF SHAREHOLDERS

Ft. Lauderdale, Florida, May 3, 2002. TEMPLETON DRAGON FUND, INC. (THE "FUND") (NYSE: TDF), a closed-end management investment company, announced that shareholders approved the election of Directors (Proposal One) at the Fund's Annual Meeting of Shareholders held today. The Fund also announced that the Annual Meeting was adjourned with respect to Proposals 2, 3 (including 3 Sub-Proposals) and 4 to permit further solicitation of proxies.

Shareholders are being asked to approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware business trust (Proposal 2). Shareholders are also being asked to approve amendments to certain of the Fund's fundamental investment restrictions (Proposals 3(a)-3(c)) and the elimination of certain of the Fund's fundamental investment restrictions (Proposal 4), in order to provide the Fund with greater investment flexibility to meet its investment objective and to modernize its investment restrictions.

The adjournment will give shareholders an additional opportunity to consider Proposals 2 through 4 and to exercise their voting rights. The Annual Meeting will be reconvened with respect to these Proposals on Wednesday, May 29, 2002 at 3:00 p.m. Eastern time at 500 East Broward Boulevard, Fort Lauderdale, Florida.

Templeton Asset Management Ltd., the Fund's investment adviser, is an indirect wholly owned subsidiary of Franklin Resources, Inc. (NYSE: BEN), a global investment organization operating as Franklin Templeton Investments. Franklin
Templeton Investments provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and approximately $274 billion in assets under management as of March 31, 2002. For more information, please call 1-800/DIAL BEN(R) (1-800-342-5236).

                                     # # # #